FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE DUE 2025
This FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE NOTE DUE 2025 (this “Amendment”) is made and entered into as of January 12, 2023, by and between 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”) and High Trail Special Situations LLC (the “Holder”).
RECITALS
Whereas, the Company has issued that certain Senior Secured Convertible Note due 2025, Certificate No. A-1 (the “Original Note”) to the Holder pursuant to that certain Securities Purchase Agreement, dated as of June 30, 2022, by and among the Company and the Holder (the “Securities Purchase Agreement”) (as the same may be amended from time to time);
Whereas, the Original Note was subsequently amended and restated pursuant to the terms of the Amendment and Restatement of Senior Secured Convertible Note Due 2025, dated as of November 7, 2022, by and between the Company and the Holder (such amended and restated note being the “Note”);
Whereas, the Company and the Holder desire to further amend the Note;
Whereas, pursuant to Section 18 of the Note, the Note may be amended with the written consent of the Company and the Required Holders (as defined in the Securities Purchase Agreement); and
Whereas, as of the date hereof, the Holder constitutes the Required Holders (as defined in the Securities Purchase Agreement).
Now, Therefore, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AMENDMENT OF NOTE
1.1.Definition of “Conversion Floor Price”. The definition of “Conversion Floor Price” set forth in the Note is hereby amended and restated in its entirety to read as follows:
““Conversion Floor Price” shall mean a price equal to the greater of (x) one dollar and fifty cents ($1.50) (adjusted for any subsequent stock splits or reverse stock splits) and (y) fifteen percent (15%) of the Market Stock Payment Price on the last day of the prior Amortization Stock Payment Period.”
1.2.Definitions of “Subsequent Financing” and “Subsequent Financing Requirement”. The definitions of “Subsequent Financing” and “Subsequent Financing Requirement” are hereby deleted.
1.3.Definition of “Total Outstanding Notes Principal Amount”. The definition of “Total Outstanding Notes Principal Amount” set forth in the Note is hereby amended and restated in its entirety to read as follows:

“Total Outstanding Notes Principal Amount” means, with respect to a Note, the sum of (A) the outstanding Principal Amount and (B) the principal amount of any other outstanding notes issued pursuant to the Securities Purchase Agreement.”
1.4.Minimum Liquidity Covenant. Section 9(J) of the Note is hereby amended and restated in its entirety to read as follows:
(J)    Minimum Liquidity.
(i)The Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts (the “Control Accounts”) located in the United States and subject to a Control Agreement (as defined in the Security Agreements) entered into in favor of the Collateral Agent equal to at least Five Hundred Thousand Dollars ($500,000); provided, that such Control Agreements shall be “holder directed” Control Agreements that do not provide the Company or its Subsidiaries access to the amounts in any such Controlled Accounts and only permit funds to be released from such Controlled Accounts upon the direction of the Collateral Agent (the “Minimum Liquidity Requirement”).
(ii)On or prior to the first (1st) calendar day of each month, the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 9(J)(i) and Section 9(G) during the immediately preceding calendar month. If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.
(iii)Upon receipt of a written certification executed on behalf of the Company by the Chief Financial Officer of the Company demonstrating to the Holder’s reasonable satisfaction that the amount of the unrestricted, unencumbered Cash and Cash Equivalents then on deposit and subject to the Control Accounts exceeds the then applicable Minimum Liquidity Requirement, the Collateral Agent shall direct the release of such excess funds from the Control Accounts within two business days; provided, however, that this Section 9(J)(iii) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders.”

1.5     Subsequent Financing Covenant. Section 9(S) of the Note is hereby amended and restated in its entirety to read as follows:
(S)    “Reserved.”

ARTICLE II
MISCELLANEOUS
2.1.Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):
2.1.1.The Holder (or its counsel) shall have received counterparts of this Amendment duly executed by the Company and the Holder.
2.1.2.The Holder shall have received a wire transfer of immediately available funds from the Company in the amount of Sixteen Million Eight Hundred Thousand Dollars ($16,800,000) in immediately available funds.
2.1.3.There shall be at least Five Hundred Thousand Dollars ($500,000) in unrestricted, unencumbered Cash and Cash Equivalents in the Control Accounts.
2.1.4.The Company shall have paid all reasonable and documented out-of-pocket expenses and costs of Holder (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for Holder) in connection with the preparation, negotiation, execution and approval of this Amendment.
2.2.Upon Effectiveness. Upon the effectiveness of this Amendment, the outstanding Principal Amount of the Note shall be immediately reduced to four million nine hundred forty nine thousand five hundred twenty two dollars and forty four cents ($4,949,522.44).
2.3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder on the Amendment Effective Date as follows:
2.3.1.Each of this Amendment and the Note, as amended hereby, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
2.3.2.As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Securities Purchase Agreement are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects), other than any such representation or warranty given as of a particular date in which case they are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such date.
2.4.Rule 144 Holding Period.    The Company and the Holder acknowledge and agree that the Note, as amended hereby, will continue to have a holding period under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended, that will be deemed to have commenced as of July 15, 2022. The Company further acknowledges and agrees that it will neither assert nor maintain a contrary position with respect to the date of commencement of the holding period under Rule 144 with respect to the Note, as amended hereby.

2.5.Disclosure of Amendment.    No later than 9:15 a.m., New York time, on January 13, 2023, the Company shall file a Current Report on Form 8-K (the “Form 8-K”) disclosing all the material terms of the transactions contemplated by this Amendment. From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and Holder shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.
2.6.Captions. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Except as otherwise indicated, all references in this Amendment to “Sections” are intended to refer to the Sections or Articles of the Note.
2.7.Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note.
2.8.No Other Amendment. Except for the matters expressly set forth in this Amendment, all other terms of the Note are hereby ratified and shall remain unchanged and in full force and effect. For the avoidance of doubt, by virtue of this Amendment the Holder is not agreeing to further amend the Note in the future, to any future reduction in the Minimum Liquidity Requirement or release of funds from the Control Accounts.
2.9.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.
[Signature Pages Follow]

The parties hereto have executed this Amendment to the Note as of the date first written above.
COMPANY:

9 METERS BIOPHARMA, INC.,

By:    /s/ Bethany Sensenig
    Name: Bethany Sensenig
    Title: Chief Financial Officer

HOLDER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By:    /s/ Eric Helenek
    Name: Eric Helenek
                         Title: Authorized Signatory